BY-LAWS
                                       OF
                           LAWTER INTERNATIONAL, INC.
                             a Delaware corporation

                                    ARTICLE I

                                     OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or outside of the State or Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. The annual meeting of stockholders shall be held within the metropolitan area of the City of Chicago, State of Illinois, at the place therein determined by the directors and set forth in the notice thereof, but other meetings of the stockholders may be held at such place or places as shall be fixed by the directors and stated in the notice of the meeting.

     SECTION 2. ANNUAL ELECTION OF DIRECTORS. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held, in each year, commencing in 1966, on such day and at such time during the month of April or May as shall be fixed by the directors and set forth in the notice of the meeting.
     If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such Proxy provides for a longer period. After the first election of directors, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as the record date for the

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determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote of the shares present in person or by proxy except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
     A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where t he election is to be held, at least ten days before every election, and shall at all times during the usual hours for business, and during the whole time of said election, be open to examination of any stockholder.

     SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, an y business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof .

     SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer or Secretary, and shall be called upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the Chief Executive Officer or Secretary, signed by a majority of the directors or by twenty-five per cent in interest of the stockholders entitled to vote, or by resolution of the directors.

     SECTION 6. NOTICE OF MEETINGS. Written notice of a meeting, annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting stating the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days, or if a vote of stockholders on a merger or consolidation is one of the stated purposes of the meeting, not less than twenty nor more than sixty days before the date of the meeting.
     No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

     SECTION 7. ACTION WITHOUT MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have

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been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. NUMBER, QUALIFICATIONS AND TERM. The number of directors shall be not less than three nor more than nine. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors.
Directors who are elected at an annual meeting of stockholders and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation. No person who has attained the age of seventy years, other than Daniel J. Terra, the founder of the corporation, shall be qualified to serve as a director, and no officer or employee of the corporation who has attained the age of sixty-five years, other than Mr. Terra, shall be so qualified. Notwithstanding the foregoing, (i) a person who is otherwise disqualified from serving as a director because of his or her attained age shall be qualified to serve during a specified term with the approval of a majority of the Board of Directors; and
(ii) a director who during his or her term of office attains the age of seventy years, or the age of sixty-five years if an officer or employee of the corporation, shall be qualified to continue to serve as a director until the next annual meeting of stockholders and until his or her successor is elected and qualified.

     SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stock holders called for the purpose.

     SECTION 5. INCREASE OF NUMBER. Newly created directorships resulting from any increase in the authorized number or directors may be filled by a majority vote of the directors then in office, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

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     SECTION 6.  POWERS.  The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation, or by these By-Laws conferred upon or reserved to the stockholders.

     SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation ; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings an d report the same to the board when required.

     SECTION 8. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place o f such meeting may be fixed by consent in writing of all the directors.
     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
     Special meetings of the board may be called by the Chairman, the Chief Executive Officer or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at such meeting . Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

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                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman, a Vice Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Controller and a Secretary, and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. All of such officers shall be elected by the Board of Directors. None of the officers, except the Chairman and Vice Chairman of the Board of Directors, need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any number of offices may be held by the same person.

     SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 3. CHAIRMAN. The Chairman of the Board of Directors shall preside at all meetings of stockholders and directors, if present thereat. Except where by law the signature of another officer is required, he shall have the power to execute all certificates, bonds, mortgages, contracts and other instruments in behalf of the corporation which may be authorized by the Board of Directors and may cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or Treasurer of the corporation.

     SECTION 4. VICE CHAIRMAN. The Vice Chairman, in the absence of the Chairman of the Board of Directors, shall preside at all meetings of stockholders and directors, and shall possess the same power as the Chairman of the Board to sign all certificates, bonds, mortgages, contracts and other instruments of the corporation which may be authorized by the Board of Directors. During the absence or disability of the Chairman of the Board of Directors, he shall exercise all the power and discharge all the duties of the Chairman and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general powers and duties of supervision, direction, control and management of the business and affairs of the corporation and shall possess the power to sign all certificates, bonds, mortgages, contracts and other instruments of the corporation which may be authorized by the Board of Directors and, in the absence of the Chairman and Vice Chairman of the Board of Directors, shall preside at all meetings of stockholders and directors. During the absence or disability of the Chairman and Vice Chairman of the Board of Directors, he shall exercise all the power and discharge all the duties of the Chairman and Vice Chairman and shall make reports to the Board of Directors and stockholders and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

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     SECTION 6.  PRESIDENT.  The President shall have such powers and shall perform such duties as shall be assigned to him by the Directors, and shall possess the power to sign all certificates, bonds, mortgages, contracts and other instruments of the corporation which may be authorized by the Board of Directors.

     SECTION 7. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

     SECTION 8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.
     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

     SECTION 9. CONTROLLER. The Controller shall be the principal officer in charge of the accounts of the corporation and shall perform such duties as may be assigned to him from time to time by the Treasurer or by the Board of Directors.

     SECTION 10. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chief Executive Officer. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chief Executive Officer, and attest the same.

     SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

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                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, numbered and with the seal of the corporation affixed, signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

     SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of t he lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and a duplicate thereof mailed to the Delaware office, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of an y dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books, as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

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     SECTION 5.  DIVIDENDS.  Subject to the provisions of the Certificate of
Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capita l or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impress ed or affixed or reproduced or otherwise.

     SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.

     SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 9. CONTRACTS IN WHICH A DIRECTOR HAS MATERIAL INTEREST. No contract to which the corporation is proposed to be a party in which a director of the corporation has a direct or indirect material interest shall be submitted for approval to the Board of Directors or the stockholders unless disclosure of such interest to the Board of Directors or to the stockholders, as the case may be is made.

     SECTION 10. NOTICE AND WAIVER OF NOTICE.--Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto to his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                   ARTICLE VI

     SECTION 1. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. The corporation shall not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE VII

                                   AMENDMENTS

     These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, of By-Law or By-Laws to be made, be contained in the notice of such special meeting.















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